CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 92 to File No. 33-42484; Amendment No. 93 to File No. 811-06400) of The Advisors' Inner Circle Fund of our report dated June 16, 2006, included in the 2006 Cambiar Opportunity Fund, Cambiar International Equity Fund and Cambiar Conquistador Fund Annual Report to shareholders.

                                                               Ernst & Young LLP

Philadelphia, Pennsylvania
August 25, 2006